AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2013.

Registration Statement No. 333-191182

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Armstrong Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1220	20-8015664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 1625

St. Louis, Missouri 63105

(314) 721-8202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Additional Registrants Listed on Schedule A Hereto

Martin D. Wilson

Armstrong Energy, Inc.

7733 Forsyth Boulevard, Suite 1625

St. Louis, Missouri 63105

(314) 721-8202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David W. Braswell, Esq.

Armstrong Teasdale LLP

7700 Forsyth Boulevard, Suite 1800

St. Louis, Missouri 63105

(314) 621-5070

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Armstrong Air, LLC*	Delaware	1220	45-3022017
Armstrong Coal Company, Inc.*	Delaware	1220	20-5940349
Armstrong Energy Holdings, Inc.*	Delaware	1220	20-8015664
Armstrong Logistics Services, LLC*	Kentucky	1220	26-4190392
Western Diamond LLC*	Nevada	1220	20-5579356
Western Land Company, LLC*	Kentucky	1220	20-8029821

*	The address of each additional registrant is 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105. The telephone number of each additional registrant is (314) 721-8202.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-191182) of Armstrong Energy, Inc. is being filed solely for the purpose of filing Exhibits 4.8, 4.12, 4.14, 5.1, 5.2, 23.1, 23.2 and 25.1. Other than the filing of such exhibits and corresponding changes to the Exhibit Index and signature pages, the remainder of the Registration Statement is unchanged.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein.

Our amended and restated certificate of incorporation and bylaws provide that, to the fullest extent permitted by the DGCL, directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director. Pursuant to Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation eliminates the personal liability of a director to us or our shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; and

•	for any transaction from which the director derived an improper personal benefit.

Pursuant to our amended and restated certificate of incorporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or serves, in any capacity, any corporation, partnership or other entity in which the Company has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Company may provide indemnification to employees or agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The above discussion of Section 145 of the DGCL and of our amended and restated certificate of incorporation and bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, our amended and restated certificate of incorporation and our bylaws.

As permitted by Section 145 of the DGCL, we intend to carry primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under the policies, the insurer, on our behalf, may also pay amounts for which we granted indemnification to our directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Energy, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

ARMSTRONG ENERGY, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 2013.

Signature	Title

* J. Hord Armstrong, III	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Martin D. Wilson Martin D. Wilson	President and Director

/s/ J. Richard Gist J. Richard Gist	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

Anson M. Beard, Jr.	Director

* James C. Crain	Director

* Richard F. Ford	Director

* Bryan H. Lawrence	Director

* Greg A. Walker	Director

*By:	/s/ Martin D. Wilson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Air, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

ARMSTRONG AIR, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson Manager and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity indicated on September 23, 2013.

Signature	Title

/s/ Martin D. Wilson Martin D. Wilson	Manager and President (Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Coal Company, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

ARMSTRONG COAL COMPANY, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 2013.

Signature	Title

* J. Hord Armstrong, III	Chairman and Chief Executive Officer

/s/ Martin D. Wilson Martin D. Wilson	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

* David R. Cobb	Director

*By:	/s/ Martin D. Wilson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Energy Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

ARMSTRONG ENERGY HOLDINGS, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 2013.

Signature	Title

* J. Hord Armstrong, III	Chairman and Chief Executive Officer

/s/ Martin D. Wilson Martin D. Wilson	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

* David R. Cobb	Director

*By:	/s/ Martin D. Wilson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Logistics Services, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

ARMSTRONG LOGISTICS SERVICES, LLC

By: ARMSTRONG ENERGY HOLDINGS, INC., Its Sole Member

By:	/s/ Martin D. Wilson
Martin D. Wilson President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity indicated on September 23, 2013.

Signature	Title

/s/ Martin D. Wilson Martin D. Wilson	(Principal Executive Officer and Principal Financial and Accounting Officer)

Armstrong Energy Holding, Inc.

By:	/s/ Martin D. Wilson Name: Martin D. Wilson Title: President	Sole Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Western Diamond LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

WESTERN DIAMOND LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson President, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 2013.

Signature	Title

* J. Hord Armstrong, III	Chairman, Chief Executive Officer and Manager

/s/ Martin D. Wilson Martin D. Wilson	President, Chief Financial Officer and Manager (Principal Executive Officer and Principal Financial and Accounting Officer)

*By:	/s/ Martin D. Wilson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Western Land Company, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 2013.

WESTERN LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity indicated on September 23, 2013.

Signature	Title

/s/ Martin D. Wilson Martin D. Wilson	Manager (Principal Executive Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Certificate of Conversion of Armstrong Land Company, LLC to Armstrong Land Company, Inc., effective as of October 1, 2011.

3.2*	Certificate of Incorporation of Armstrong Land Company, Inc., effective as of October 1, 2011.

3.3*	Certificate of Amendment to Certificate of Incorporation of Armstrong Land Company, Inc., effective as of October 5, 2011.

3.4*	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of Armstrong Energy, Inc., effective as of March 6, 2012.

3.5*	Bylaws of Armstrong Energy, Inc., effective as of October 3, 2011.

4.1*	Agreement to Enter into Voting and Stockholders Agreement by and among Armstrong Energy, Inc., J. Hord Armstrong, III, Martin D. Wilson, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., James H. Brandi, LucyB Trust, Lorenzo Weisman/Danielle Weisman Joint Ownership with Right of Survivorship, Brim Family 2004 Trust, Franklin W. Hobbs IV, Hutchinson Brothers, LLC and John H. Stites, III, dated as of October 1, 2011.

4.2*	Extension of Agreement to Enter into Voting and Stockholders’ Agreement by and among Armstrong Energy, Inc., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, dated as of February 1, 2012.

4.3*	Second Extension of Agreement to Enter into Voting and Stockholders’ Agreement by and among Armstrong Energy, Inc., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, dated as of May 21, 2012.

4.4*	Third Extension of Agreement to Enter into Voting and Stockholders’ Agreement by and among Armstrong Energy, Inc., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., J. Hord Armstrong, III, Martin D. Wilson, James H. Brandi, LucyB Trust, Lorenzo Weisman/Danielle Weisman Joint Ownership with Right of Survivorship, Brim Family 2004 Trust, Franklin W. Hobbs IV, Hutchinson Brothers, LLC and John H. Stites, III, dated as of December 21, 2012.

4.5*	Fourth Extension of Agreement to Enter into Voting and Stockholders’ Agreement by and among Armstrong Energy, Inc., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., J. Hord Armstrong, III, Martin D. Wilson, James H. Brandi, LucyB Trust, Lorenzo Weisman/Danielle Weisman Joint Ownership with Right of Survivorship, Brim Family 2004 Trust, Franklin W. Hobbs IV, Hutchinson Brothers, LLC and John H. Stites, III, dated as of July 20, 2013.

4.6*	Registration Rights Agreement dated April 11, 2012 by and among Armstrong Energy, Inc. and J. Hord Armstrong, III, Martin D. Wilson, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Yorktown Energy Partners IX, L.P., LucyB Trust (February 26, 2007), Lorenzo Weisman/Danielle Weisman Joint Ownership with Right of Survivorship, James H. Brandi, Brim Family 2004 Trust, Franklin W. Hobbs IV, Hutchinson Brothers, LLC and John H. Stites, III.

4.7*	Indenture dated as of December 21, 2012 among Armstrong Energy Inc. and Armstrong Air, LLC, Armstrong Coal Company, Inc., Armstrong Energy Holdings, Inc., Western Diamond LLC and Western Land Company, LLC, as Guarantors, and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.

4.8	First Supplemental Indenture, dated as of September 19, 2013, among Armstrong Logistics Services, LLC, Armstrong Energy, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture.

4.9*	Registration Rights Agreement dated December 21, 2012 among Armstrong Energy, Inc. and Armstrong Air, LLC, Armstrong Coal Company, Inc., Armstrong Energy Holdings, Inc., Western Diamond LLC and Western Land Company, LLC, as Guarantors, and Stifel, Nicolaus & Company, Incorporated, as representative of the several initial purchasers.

4.10*	Intercreditor Agreement dated as of December 21, 2012 by and between PNC Bank, National Association, as Agent, and Wells Fargo Bank, National Association, as Trustee, and acknowledged by Armstrong Energy, Inc., Armstrong Air LLC, Armstrong Coal Company, Inc., Armstrong Energy Holdings, Inc., Western Diamond LLC and Western Land Company LLC.

4.11*	Security Agreement dated as of December 21, 2012 by and among Armstrong Air, LLC, Armstrong Coal Company, Inc., Armstrong Energy, Inc., Armstrong Energy Holdings, Inc., Western Diamond LLC and Western Land Company, LLC, as Grantors, and Wells Fargo Bank, National Association, as Collateral Agent.

4.12	Joinder No. 1, dated as of September 19, 2013, to the Security Agreement, dated as of December 21, 2012, by and among Each of the Parties Listed on the Signature Pages thereto and Those Additional Entities that Thereafter Become Parties thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.

4.13*	Security Agreement dated as of December 21, 2012 by and among Armstrong Energy, Inc., Armstrong Coal Company, Inc., Armstrong Energy Holdings, Inc., Armstrong Air, LLC, Western Land Company, LLC and Western Diamond LLC, as Debtors, and PNC Bank, National Association, as Administrative Agent.

4.14	Guarantor Joinder and Assumption Agreement made as of September 19, 2013 by Armstrong Logistics Services, LLC.

5.1	Opinion of Armstrong Teasdale LLP.

5.2	Opinion of Miller Wells PLLC.

10.1*	Credit Agreement dated as of December 21, 2012 by and among Armstrong Energy, Inc., as Borrower, Armstrong Coal Company, Inc., Armstrong Energy Holdings, Inc., Armstrong Air, LLC, Western Land Company, LLC and Western Diamond LLC, as Guarantors, the Lenders, Stifel Bank & Trust, as Agent, and PNC Bank, National Association, as Administrative Agent.

10.2*	Contract for Purchase and Sale of Coal by and between Tennessee Valley Authority and Armstrong Coal Company, Inc., dated as of September 10, 2008.

10.3*	Tennessee Valley Coal Acquisition and Supply Contract Supplement No. 1, dated as of March 30, 2009.

10.4*	Tennessee Valley Coal Acquisition and Supply Contract Supplement No. 2, dated as of October 9, 2009.

10.5*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 3, dated as of October 15, 2010.

10.6*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 4, dated as of July 8, 2011.

10.7*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 5, dated as of December 28, 2011.

10.8*	Contract for Purchase and Sale of Coal by and between Tennessee Valley Authority and Armstrong Coal Company, Inc., dated as of August 30, 2012.

10.9*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 1, dated as of October 4, 2012.

10.10*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 2, dated as of October 29, 2012.

10.11*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 3, dated as of December 14, 2012.

10.12*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 4, dated as of December 28, 2012.

10.13*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 5, dated as of January 9, 2013.

10.14*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 6, dated as of March 21, 2013.

10.15*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 7, dated as of March 29, 2013.

10.16*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 8, dated as of March 29, 2013.

10.17*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 9, dated as of June 12, 2013.

10.18*	Tennessee Valley Coal Supply & Origination Contract Supplement No. 10, dated as of June 26, 2013.

10.19*	Contract for Purchase and Sale of Coal by and between Tennessee Valley Authority and Armstrong Coal Company, Inc., dated as of August 14, 2013.

10.20*	Coal Supply Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, effective as of January 1, 2008.

10.21*	Amendment No. 1 to Coal Supply Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, effective as of July 1, 2008.

10.22*	Letter Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, dated December 8, 2008.

10.23*	Letter Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, dated April 1, 2009.

10.24*	Amendment No. 2 to Coal Supply Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, effective as of December 22, 2009.

10.25*	Settlement Agreement and Release by and between Louisville Gas and Electric Company and Kentucky Utilities Company and Armstrong Coal Company, Inc., dated as of December 22, 2009.

10.26*	Coal Supply Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, effective as of December 22, 2009.

10.27*	Coal Supply Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, effective as of January 1, 2012.

10.28*	2012 Base Quantity Amendment No. 1, dated as of January 1, 2012, by and between Louisville Gas and Electric Company and Kentucky Utilities Company, and Armstrong Coal Company, Inc.

10.29*	Settlement Agreement and Release by and between Louisville Gas and Electric Company/Kentucky Utilities Company and Armstrong Coal Company, Inc., dated as of August 23, 2013.

10.30*	Coal Supply Agreement by and between Louisville Gas and Electric Company and Kentucky Utilities Company, as Buyer, and Armstrong Coal Company, Inc., as Seller, dated January 1, 2013.

10.31†*	Employment Agreement by and between Armstrong Energy, Inc. and J. Richard Gist, dated as of October 1, 2011.

10.32†*	Employment Agreement by and between Armstrong Energy, Inc. and J. Hord Armstrong, III, dated as of October 1, 2011.

10.33†*	Employment Agreement by and between Armstrong Energy, Inc. and Martin D. Wilson, dated as of October 1, 2011.

10.34†*	Employment Agreement by and between Armstrong Coal Co. and Kenneth E. Allen, dated as of June 1, 2007.

10.35†*	Employment Agreement by and between Armstrong Coal Co. and David R. Cobb, dated as of January 19, 2007.

10.36†*	Employment Agreement by and between Armstrong Energy, Inc. and Brian G. Landry, dated as of December 1, 2011.

10.37†*	Form of Director Indemnification Agreement.

10.38†*	Armstrong Energy, Inc. 2011 Long-Term Incentive Plan.

10.39†*	Amended Overriding Royalty Agreement by and among Western Land Company, LLC, Western Diamond, LLC, Ceralvo Holdings, LLC, Armstrong Mining, Inc., Armstrong Coal Company, Inc., Armstrong Land Company, LLC and Kenneth E. Allen, dated as of December 3, 2008.

10.40†*	Amended Overriding Royalty Agreement by and among Western Land Company, LLC, Western Diamond, LLC, Ceralvo Holdings, LLC, Armstrong Mining, Inc., Armstrong Coal Company, Inc., Armstrong Land Company, LLC and David R. Cobb, dated as of December 3, 2008.

10.41*	Administrative Services Agreement by and between Armstrong Energy, Inc., Armstrong Resource Partners, L.P. and Elk Creek GP, LLC, effective as of January 1, 2011.

10.42*	Coal Mining Lease and Sublease Agreement between Armstrong Coal Company, Inc. and Ceralvo Holdings, LLC, dated February 9, 2011 (Elk Creek).

10.43*	Royalty Deferment and Option Agreement by and between Armstrong Coal Company, Inc., Western Diamond, LLC, Western Land Company, LLC and Western Mineral Development, LLC, effective February 9, 2011.

10.44*	Lease Agreement by and between Armstrong Coal Company, Inc. and David and Rebecca Cobb, dated August 1, 2009.

10.45*	Option Amendment, Option Exercise and Membership Interest Purchase Agreement by and between Armstrong Land Company, LLC, Armstrong Resource Holdings, LLC, Western Diamond, LLC, Western Land Company, LLC, Western Mineral Development, LLC, and Elk Creek, L.P., dated as of February 9, 2011.

10.46*	Coal Mining Lease between Alcoa Fuels, Inc. and Armstrong Coal Company, Inc., dated as of October 27, 2010.

10.47*	Asset Purchase Agreement, dated as of December 29, 2011, by and between Cyprus Creek Land Resources, LLC and Armstrong Coal Company, Inc.

10.48*	Formation and Transfer Agreement by and among Cyprus Creek Land Resources, LLC and Cyprus Creek Land Company, and Armstrong Coal Company, Inc. and Western Land Company, LLC, effective as of December 29, 2011.

10.49*	Contract to Sell and Lease Real Estate between Midwest Coal Reserves of Kentucky, LLC and Armstrong Coal Company, Inc. dated December 25, 2011.

10.50*	Membership Interest Purchase Agreement dated as of December 29, 2011 by and between Western Diamond LLC and Western Land Company, LLC, and Armstrong Resource Partners, L.P.

10.51*	Promissory Note of Thoroughbred Resources, LLC in favor of Armstrong Energy, Inc. in the principal amount of $17.5 million, dated June 28, 2013.

10.52*	Share Exchange Agreement dated as of December 12, 2012 by and between Armstrong Energy, Inc. and Yorktown Energy Partners IX, L.P.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1*	List of Subsidiaries.

23.1	Consent of Armstrong Teasdale LLP (included in Exhibit 5.1).

23.2	Consent of Miller Wells PLLC (included in Exhibit 5.2).

23.3*	Consent of Ernst & Young LLP.

23.4*	Consent of Weir International, Inc.

24.1*	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee, Wells Fargo Bank, National Association, on Form T-1.

99.1*	Audit Committee Charter.

99.2*	Compensation Committee Charter.

99.3*	Nominating, Corporate Governance and Risk Management Committee Charter.

99.4*	Form of Letter of Transmittal.

99.5*	Form of Offer to Exchange.

99.6*	Form of Notice of Guaranteed Delivery.

99.7*	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Previously filed.
†	Indicates a management contract or compensatory plan or arrangement.